As filed with the Securities and Exchange Commission on October 8, 2009.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAFE BULKERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Republic of the Marshall Islands (State or other Jurisdiction of Incorporation or Organization)	98-0614567 (I.R.S. Employer Identification No.)

30-32 Avenue Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
011-30-210-899-4980
(Address and telephone number of registrant’s offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9338
(Name, address and telephone number of agent for service)

With copies to:

William P. Rogers, Jr., Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, including preferred stock purchase rights, par value $0.001 per share
Preferred stock, par value $0.01 per share
Warrants
Subscription Rights
Total	$300,000,000	100%	$300,000,000	$16,740

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $300,000,000. Separate consideration may or may not be received for shares that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Rights to purchase preferred stock initially will trade together with the common stock. The value attributable to the rights, if any, will be reflected in the price of the common stock.

(2)

The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, with respect to the securities to be sold by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2009.

PROSPECTUS

$300,000,000
Safe Bulkers, Inc.

Common Stock
Preferred Stock
Warrants
Subscription Rights

Through this prospectus, we may offer common stock, preferred stock, warrants and subscription rights from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $300,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “SB.”

Our offices are located at 30-32 Avenue Karamanli, P.O. Box 70837, 16605 Voula, Athens, Greece. Our telephone number at such address is 011-30-210-899-4980.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2009.

You should rely only on the information provided in this prospectus, the documents incorporated by reference herein and any prospectus supplements filed hereafter. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely upon it. We are not making an offer of these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

i

FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not statements of historical fact are “forward-looking statements.” The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as forward-looking statements. In some cases, predictive, future-tense or forward-looking words such as “believe,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “may,” “should” and “expect” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the SEC, other information sent to our security holders and other written materials.

Forward-looking statements include, but are not limited to, such matters as:

•	future operating or financial results and future revenues and expenses;

•	future, pending or recent acquisitions, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	availability of crew, length and number of off-hire days, drydocking requirements and insurance costs;

•	general market conditions and shipping industry trends, including charter rates, vessel values and factors affecting supply and demand;

•

our financial condition and liquidity, including our ability to make required payments under our credit facilities and obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities;

•	our expectations about availability of vessels to purchase, the time that it may take to construct and deliver new vessels or the useful lives of our vessels;

•	our continued ability to enter into period-time charters with our customers and secure profitable employment for our vessels in the spot market;

•	our expectations relating to dividend payments and ability to make such payments;

•	our ability to leverage to our advantage our Manager’s relationships and reputation within the drybulk shipping industry;

•	our anticipated general and administrative expenses;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•	risks inherent in vessel operation, including piracy and discharge of pollutants;

•	potential liability from future litigation; and

•	other factors discussed in “Risk Factors” of this prospectus.

We caution that the forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described under “Risk Factors.” As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and should be read together with the information contained in other parts of this prospectus, any prospectus supplement and the documents we incorporate by reference. Unless otherwise indicated, references in this prospectus to “Safe Bulkers,” the “Company,” “we,” “our,” “us,” or similar terms when used in a historical context refer to Safe Bulkers, Inc. and/or its subsidiaries. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read the prospectus and the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

Our Company

Safe Bulkers, Inc. is an international provider of marine drybulk transportation services, transporting bulk cargoes, particularly coal, grain and iron ore, along worldwide shipping routes for some of the world’s largest consumers of marine drybulk transportation services. As of September 30, 2009, we had a fleet of 14 drybulk vessels, with an aggregate carrying capacity of 1,153,900 deadweight tons, or dwt, and an average age of 3.54 years, making us one of the world’s youngest fleets of Panamax, Kamsarmax and Post-Panamax class vessels. We have contracted to acquire additional drybulk newbuild vessels to be delivered at various times through 2011.

We employ our vessels on both period-time charters and spot charters, according to our assessment of market conditions.

We were incorporated in the Republic of The Marshall Islands on December 11, 2007 under the Marshall Islands Business Corporations Act, for the purpose of acquiring ownership of various subsidiaries that either owned or were scheduled to own vessels. We are controlled by the Hajioannou family, which has a long history of operating and investing in the international shipping industry, including a long history of vessel ownership. Vassos Hajioannou, the late father of Polys Hajioannou, our chief executive officer, first invested in shipping in 1958. Polys Hajioannou has been actively involved in the industry since 1987, when he joined the predecessor of our affiliated management company, Safety Management Overseas S.A., which we refer to as “Safety Management” or our “Manager.”

We successfully completed our initial public offering (the “IPO”) in the United States on June 3, 2008 and our common stock trades on the New York Stock Exchange under the symbol “SB.” On May 29, 2008, the shares of various subsidiaries were contributed by Polys Hajioannou and Nicolaos Hadjioannou to Safe Bulkers, Inc. through Vorini Holdings Inc., a company controlled by Polys Hajioannou and Nicolaos Hadjioannou, in exchange for the issuance of 100% of the outstanding shares of Safe Bulkers, Inc. to Vorini Holdings Inc. (the “Reorganization”). Vorini Holdings sold 10,000,000 shares of common stock of Safe Bulkers in the IPO. Following the Reorganization, we owned and continue to own each of the contributed subsidiaries and Vorini Holdings became and continues to be our controlling shareholder. As of September 30, 2009, Vorini Holdings Inc. owned approximately 81.99% of our outstanding common stock.

The quality and size of our current fleet, together with our long-term relationships with several of our charter customers, are, we believe, the result of our long-term strategy of maintaining a young, high quality fleet, our broad knowledge of the drybulk industry and our strong management team. In addition to benefiting from the experience and leadership of Polys Hajioannou, we also benefit from the expertise of our Manager which, along with its predecessor, has specialized in drybulk shipping since 1965, providing services to over 30 drybulk vessels. A number of our Manager’s key management and operational personnel have been continuously employed with Safety Management and its predecessor companies for over 25 years.

We maintain our offices at 30-32 Avenue Karamanli, P.O. Box 70837, 16605 Voula, Athens, Greece. Our telephone number at that address is 011-30-210-899-4980. Our registered address in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall

Islands MH96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc.

The Securities We May Offer

We may use this prospectus to offer up to an aggregate public offering price of $300,000,000 of:

•	common stock;

•	preferred stock;

•	warrants; and

•	subscription rights.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

(a)	Common Stock

We may issue shares of our common stock, par value $0.001 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of shares of common stock have no cumulative voting or preemptive rights.

(b)	Preferred Stock

We may issue preferred stock, par value $0.01 per share, the terms of which will be established by our board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the prospectus supplement that will accompany this prospectus, including the terms of the preferred stock dealing with dividends, redemption provisions, rights in the event of liquidation, dissolution or winding up, voting rights and conversion rights. Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock.

(c)	Warrants

We may issue warrants to purchase our equity securities.

For any particular warrants that we offer, the applicable prospectus supplement will describe the underlying securities into which the warrant is exercisable; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents.

(d)	Subscription Rights

We may issue to our stockholders subscription rights to purchase our equity securities.

For any particular subscription rights that we offer, the applicable prospectus supplement will describe the number of subscription rights issued to each stockholder; the expiration date; the exercise price or the manner of determining the exercise price; and any other specific terms. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholders receiving the rights in the rights offering.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Our common stock is listed on the New York Stock Exchange. If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands corporation and our offices are located outside of the United States in Athens, Greece. A majority of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2008, filed with the SEC on May 19, 2009;

•

our Reports on Form 6-K furnished to the SEC on June 11, 2009, July 8, 2009, August 3, 2009, September 9, 2009 (only the section titled “Fleet Employment Profile as of August 31, 2009”) and October 8, 2009; and

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 22, 2008 which incorporates by reference the description of our common stock contained in our Registration Statement on Form F-1 (File No. 333-150995), as amended, filed with the SEC on May 16, 2008, and any amendments or reports filed with updating that description.

We will also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Safe Bulkers, Inc.
30-32 Avenue Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
011-30-210-899-4980
Attention: Dr. Loukas Barmparis, Secretary

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the periods indicated, computed using amounts derived from our financial statements prepared in accordance with U.S. GAAP.

	Year Ended December 31,				6 Months Ended June 30,
	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges	26.4	16.4	25.9	8.1	18.2

We have not issued any preferred stock as of the date of this prospectus. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges.

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income plus fixed charges less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization and write-off of capitalized expenses relating to indebtedness.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	the acquisition of new vessels;

•	additions to working capital; and

•	the repayment of indebtedness.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and new vessel acquisitions.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

Under our first amended and restated articles of incorporation (as further amended through the date hereof) (“articles of incorporation”), our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which, as of September 30, 2009, 54,511,097 shares were issued and outstanding and fully paid, and 20,000,000 shares of blank check preferred stock, par value $0.01 per share, of which, as of September 30, 2009, no shares had been issued. Of this blank check preferred stock, 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with our adoption of a stockholder rights plan as described below under “—Stockholder Rights Plan.” All of our shares of stock are in registered form.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is not subject to any sinking fund provisions and no holder of any shares will be required to make additional contributions of capital with respect to our shares in the future. There are no provisions in our articles of incorporation or first amended and restated bylaws (“bylaws”) discriminating against a stockholder because of his or her ownership of a particular number of shares.

We are not aware of any limitations on the rights to own our common stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our common stock, imposed by foreign law or by our articles of incorporation or bylaws.

Preferred Stock

Our articles of incorporation authorize our board of directors, without any further vote or action by our stockholders, to issue up to 20,000,000 shares of blank check preferred stock, of which

1,000,000 shares have been designated Series A Participating Preferred Stock, in connection with our adoption of a stockholder rights plan as described below under “—Stockholder Rights Plan,” and to determine, with respect to any series of preferred stock established by our board of directors, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting powers, if any, of the holders of the series.

Stockholder Rights Plan

(1)	General

Each share of our common stock includes a right that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our Series A participating preferred stock at a purchase price of $25.00 per unit, subject to specified adjustments. The rights are issued pursuant to a stockholder rights agreement between us and American Stock Transfer & Trust Company, as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our existing stockholder prior to our initial public offering in May 2008.

We have summarized the material terms and conditions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the stockholder rights agreement, which we filed with the SEC on May 16, 2008 as an exhibit to our Registration Statement on Form F-1.

(2)	Detachment of the Rights

The rights are attached to all certificates representing our outstanding common stock and will attach to all common stock certificates we issue prior to the rights distribution date that we describe below. The rights are not exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as described below. The rights will separate from the common stock and a rights distribution date will occur, subject to specified exceptions, on the earlier of the following two dates:

•

ten days following the first public announcement that a person or group of affiliated or associated persons or an “acquiring person” has acquired or obtained the right to acquire beneficial ownership of 15% or more of our outstanding common stock; or

•	ten business days following the start of a tender or exchange offer that would result, if closed, in a person becoming an “acquiring person.”

Our controlling stockholder, Vorini Holdings Inc. and its affiliates, which together owned 81.99% of our common stock as of September 30, 2009, are excluded from the definition of “acquiring person” for purposes of the rights, and therefore their ownership or future share acquisitions cannot trigger the rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.

Until the rights distribution date:

•	our common stock certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new shares of common stock will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock at the close of business on that date. As of the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any shares of common stock we issue after the rights distribution date, except as our board of directors may otherwise determine.

(3)	Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person. If a flip-in event occurs and we do not redeem the rights as described under the heading “—Redemption of Rights” below, each right, other than any right that has become void, as described below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

If a flip-in event occurs, all rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

(4)	Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction; or

•	50% or more of our assets, cash flows or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “—Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of such right.

(5)	Antidilution

The number of outstanding rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the rights distribution date. With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also does not require us to issue fractional shares of our preferred stock that are not integral multiples of one one-hundredth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise. The rights agreement reserves us the right to require, prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, that a number of rights must be exercised so that we will issue only whole shares of stock.

(6)	Redemption of Rights

At any time until ten days after the date on which the occurrence of a flip-in event is first publicly announced, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash, shares of common stock or any other consideration our board of directors may select. The rights are not exercisable after a flip-in event until they are no longer redeemable. If our board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

(7)	Exchange of Rights

We may, at our option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange must be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to:

•

any person other than our existing stockholder becoming the beneficial owner of common stock with voting power equal to 50% or more of the total voting power of all shares of common stock entitled to vote in the election of directors; or

•	the occurrence of a flip-over event.

(8)	Amendment of Terms of Rights

While the rights are outstanding, we may amend the provisions of the rights agreement only as follows:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make changes that do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•

to shorten or lengthen any time period under the rights agreement, except that we cannot change the time period when rights may be redeemed or lengthen any time period, unless such lengthening protects, enhances or clarifies the benefits of holders of rights other than an acquiring person.

At any time when no rights are outstanding, we may amend any of the provisions of the rights agreement, other than decreasing the redemption price.

Dividends

The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors and the requirements of Marshall Islands law. The timing and amount of any dividends declared will depend on, among other things: (a) our earnings, financial condition and cash requirements and availability, (b) our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy, (c) provisions of Marshall Islands and Liberian law governing the payment of dividends, (d) restrictive covenants in our existing and future debt instruments and (e) global financial conditions. There can be no assurance that dividends will be paid. Our ability to pay dividends may be limited by the amount of cash we can generate from operations following the payment of fees and expenses and the establishment of any reserves as well as additional factors unrelated to our profitability. We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

Marshall Islands Law and Our Articles of Incorporation and Bylaws

(1)	General

Our purpose, as stated in our articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the “BCA,” and without in any way limiting the generality of the foregoing, the corporation shall have the power: (a) to purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including, landcraft and any and all other means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships; (b) to carry on its business, to have one or more offices, and or exercise its powers in foreign countries, subject to the laws of the particular country; (c) to borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured; (d) to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description; and (e) to act as agent and/or representative of ship-owning companies.

Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held inside or outside of the Marshall Islands. Special meetings may be called by the Chairman of the board of directors, the Chief Executive Officer or by the Chairman of the board of directors or the Chief Executive Officers at the request of a majority of the board of directors. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting. Our articles of incorporation and bylaws permit stockholder action by unanimous written consent.

We are registered with the Registrar of Corporations of the Republic of the Marshall Islands, Inc. under registration number 27394.

(2)	Directors

Under our articles of incorporation and bylaws, our directors are elected by a plurality of the votes cast at each annual meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

Pursuant to the provision of our bylaws, the board of directors may change the number of directors to not less than three, nor more than 15, by a vote of a majority of the entire board. Each director shall be elected to serve until the third succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of death, resignation or removal. A vacancy on the board created by death, resignation, removal (which may only be for cause), or failure of the stockholders to elect the entire class of directors to be elected at any election of directors or for any other reason, may be filled only by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, at any special meeting called for that purpose or at any regular meeting of the board of directors. The board of directors has the authority to fix the amounts which shall be payable to the non-employee members of our board of directors for attendance at any meeting or for services rendered to us.

(3)	Dissenters’ Rights of Appraisal and Payment

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all, or substantially all, of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for their shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of The Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

(4)	Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents

(1)	General

Several provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also delay, defer or prevent (a) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder might consider in its best interest, including attempts that may result in a premium over the market price for the shares held by the stockholders, and (b) the removal of incumbent officers and directors.

(2)	Blank Check Preferred Stock

Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 20,000,000 shares of blank check preferred stock, of which 1,000,000 shares have been designated Series A Participating Preferred Stock, in connection with our adoption of a stockholder rights plan as described above under “—Stockholder Rights Plan.” Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

(3)	Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

(4)	Election and Removal of Directors

Our articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

(5)	Calling of Special Meetings of Stockholders

Our articles of incorporation and bylaws provide that special meetings of our stockholders may only be called by our Chairman of the board of directors, Chief Executive Officer or by either, at the request of a majority of our board of directors.

(6)	Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our offices not less than 90 days nor more than 120 days prior to the first anniversary date of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or to make nominations for directors at an annual meeting of stockholders.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the amount of warrants outstanding;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our equity securities. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the amount of subscription rights outstanding;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 4 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation and bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as stockholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands. Accordingly, we cannot predict whether Marshall Islands courts would reach the same conclusions as United States courts and you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to stockholders’ rights.

Marshall Islands			Delaware
Stockholder Meetings
•	Held at a time and place as designated in the bylaws.		•	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
•	May be held in or outside of the Marshall Islands.		•	May be held in or outside of Delaware.
•	Notice:		•	Notice:
	—	Whenever stockholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.		—

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

	—	A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before meeting.		—	Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Stockholder’s Voting Rights
•	Any action required to be taken by a meeting of stockholders may be taken without a meeting if consent is in writing and is signed by all the stockholders entitled to vote.		•	With limited exceptions, stockholders may act by written consent to elect directors.
•	Any person authorized to vote may authorize another person to act for him by proxy.		•	Any person authorized to vote may authorize another person or persons to act for him by proxy.
•

Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.

•

For stock corporations, a certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Marshall Islands		Delaware
•	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.	•	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.
•	The articles of incorporation may provide for cumulative voting in the election of directors.	•	The certificate of incorporation may provide for cumulative voting.
•	Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a stockholder meeting.	•

Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote of the outstanding stock entitled to vote of each constituent corporation at an annual or special meeting.

•

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a stockholder meeting.

•

Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote.

•

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the stockholders of any corporation.

•

Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

•

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property made in furtherance of corporate purpose may be authorized without the vote or consent of the stockholders, unless otherwise provided for in the articles of incorporation.

•

Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Directors
•	The board of directors must consist of at least one member.	•	The board of directors must consist of at least one member.
•	Number of members can be changed by an amendment to the bylaws, by the stockholders or by action of the board under specific provisions of the bylaws.	•

Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

Marshall Islands			Delaware
•

If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.

•	Removal:		•	Removal:
	—	Any or all of the directors may be removed for cause by vote of the stockholders.		—	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.
	—	If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders.		—	In the case of a classified board, stockholders may effect removal of any or all directors only for cause.
Dissenter’s Rights of Appraisal
•

With limited exceptions, including for the shares of any class or series of stock listed on a securities exchange or admitted for trading on an interdealer quotation system, stockholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business and to receive payment of the fair value of their shares.

•

With limited exceptions, including for the shares of any class or series of stock listed on a national securities exchange, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation.

•

A holder of any adversely affected shares who does not vote on, or consent in writing to, an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

•

The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets of the corporation.

	—	Alters or abolishes any preferential right of any outstanding shares having preference; or
	—	Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or
	—	Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
	—	Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Marshall Islands		Delaware
Stockholder’s Derivative Actions
•

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

•

In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort.
•	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.
•	Reasonable expenses, including attorneys’ fees, may be awarded if the action is successful.
•

Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of September 30, 2009, held by:

•	each person or entity that we know beneficially owns 5% or more of our common stock;

•	each of our officers and directors; and

•	all our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities.

Beneficial ownership does not necessarily imply that the named person has the economic or other benefits of ownership. For purposes of this table, shares subject to options, warrants or rights or shares exercisable within 60 days of September 30, 2009 are considered as beneficially owned by the person holding those options, warrants or rights. Each stockholder is entitled to one vote for each share held. The applicable percentage of ownership of each stockholder is based on 54,511,097 shares of common stock outstanding as of September 30, 2009. Information for certain holders is based on their latest filings with the SEC or information delivered to us. Except as noted below, the address of all stockholders, officers and directors identified in the table and accompanying footnotes below is in care of our offices.

Identity of Person or Group	Number of Shares of Common Stock Owned	Percentage of Common Stock
5% Beneficial Owners:
Vorini Holdings Inc.(1)	44,694,400	81.99%
Officers and Directors:
Polys Hajioannou(2)	44,694,400	81.99%
Dr. Loukas Barmparis	0	0
Konstantinos Adamopoulos	0	0
Nicolaos Hadjioannou(2)(3)	44,694,400	81.99%
Ioannis Foteinos(3)	0	0
Basil Sakellis	0	0
Frank Sica	32,108	*
Ole Wikborg	0	0
All executive officers and directors as a group (7 persons)	44,726,508	82.05%

*	Less than 1%.

(1)	Vorini Holdings Inc. is controlled by Polys Hajioannou and Nicolaos Hadjioannou, who together hold the majority of our shares.

(2)	By virtue of shares owned indirectly through Vorini Holdings Inc., which is our principal stockholder.

(3)	Nicolaos Hadjioannou resigned as our Chief Operating Officer and as a member of our board of directors on February 17, 2009, and was replaced in those positions by Ioannis Foteinos.

In May 2008, we completed a registered public offering of our shares of common stock in which the selling stockholder was Vorini Holdings Inc. and our common stock began trading on the New York Stock Exchange. Our major stockholders have the same voting rights as our other stockholders. As of September 30, 2009, we had four stockholders of record. Three of these stockholders of record were located in the United States and held an aggregate 10,011,097 shares of common stock representing approximately 18.37% of our outstanding shares of common stock. However, one of the U.S. stockholders of record is Cede & Co., a nominee of The Depository Trust Company, which holds 10,003,689 shares of our common stock. Accordingly, we believe that the shares held by Cede & Co. include shares of common stock beneficially owned by both holders in the United States and non-U.S. beneficial owners. We are not aware of any arrangements the operation of which may at a subsequent date result in our change of control. We are not aware of any significant changes in the percentage ownership held by any major stockholders since our initial public offering.

As of September 30, 2009, Vorini Holdings Inc., which is controlled by Polys Hajioannou and Nicolaos Hadjioannou, owns approximately 81.99% of our outstanding common stock. This stockholder is able to control the outcome of matters on which our stockholders are entitled to vote, including the election of our entire board of directors and other significant corporate actions. Shares of our common stock held by Vorini Holdings Inc. do not have different or unique voting rights.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $300,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•

on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker-

dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus and certain other matters relating to Marshall Islands law will be passed upon for us by Cozen O’Connor, New York, New York. Certain other legal matters relating to United States law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2008 have been audited by Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPENSES

          The following are the expenses estimated to be incurred by us in connection with a possible offering of $300,000,000 of the securities registered under this registration statement.

SEC Registration Fee	$16,740
Printing	125,000
Legal Fees and Expenses	250,000
Accountants’ Fees and Expenses	150,000
NYSE Fees	160,000
FINRA Fee	75,500
Miscellaneous Costs	10,000

Total	$787,240

Item 8.	Indemnification of Directors and Officers

          The Registrant is a Marshall Islands corporation. Section 60 of the BCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

          Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA.

          The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. In this regards, the Registrant’s bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. The bylaws of the Registrant further provide that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Corporation, is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the bylaws otherwise.

          The articles of incorporation of the Registrant provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which the director derived an improper personal benefit.

Item 9.	Exhibits

Exhibit No.	Description

1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).

4.2	Specimen preferred stock certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.3	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).

4.4	Form of Subscription Rights Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.5	Form of Subscription Rights Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.6	Form of Warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.7	Form of Warrant Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company).

5.2	Opinion of Cravath, Swaine & Moore LLP (United States counsel to the Company).

12	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).

23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page hereto).

Item 10.	Undertakings

          The undersigned registrant hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

          (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

           That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

          (iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

          That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on October 8, 2009.

SAFE BULKERS, INC.

By:	/s/ Polys Hajioannou

Name: Polys Hajioannou
Title: Chief Executive Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Polys Hajioannou, Loukas Barmparis, Ioannis Foteinos and Konstantinos Adamopoulos his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 8, 2009.

Signature	Title

/s/ Polys Hajioannou	Chairman and Chief Executive Officer (Principal Executive Officer)

Polys Hajioannou

/s/ Dr. Loukas Barmparis	President and Director

Dr. Loukas Barmparis

/s/ Ioannis Foteinos	Chief Operating Officer and Director

Ioannis Foteinos

/s/ Konstantinos Adamopoulos	(Principal Financial and Accounting Officer) Chief Financial Officer and Director

Konstantinos Adamopoulos

/s/ Frank Sica	Director

Frank Sica

/s/ Ole Wikborg	Director

Ole Wikborg

/s/ Basil Sakellis	Director

Basil Sakellis

AUTHORIZED UNITED STATES REPRESENTATIVE

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on October 8, 2009.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).

4.2	Specimen preferred stock certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.3	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 16, 2008 (Registration No. 333-150995)).

4.4	Form of Subscription Rights Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.5	Form of Subscription Rights Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.6	Form of Warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

4.7	Form of Warrant Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company).

5.2	Opinion of Cravath, Swaine & Moore LLP (United States counsel to the Company).

12	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).

23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page hereto).